EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James C. McGill, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of MacroSolve, Inc. on Form 10-Q for the fiscal quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of MacroSolve, Inc.

	By:	/s/ JAMES C. MCGILL
Date: Aug 26, 2013	Name:	James C. McGill
	Title:	Chief Executive Officer

I, Kendall Carpenter, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of MacroSolve, Inc. on Form 10-Q for the fiscal quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of MacroSolve, Inc.

	By:	/s/ KENDALL CARPENTER
Date: Aug 26, 2013	Name:	Kendall Carpenter
	Title:	Chief Financial Officer